Exhibit 99.1

Janux Therapeutics Reports Second Quarter 2023 Financial Results and Business Highlights

- Presented positive interim Phase 1 clinical trial data for PSMA-TRACTr JANX007 in prostate cancer

- Management team bolstered with key appointment

- $303.3 million in cash, cash equivalents, and short-term investments at end of second quarter 2023

- In July, further strengthened balance sheet with approximately $60 million offering

SAN DIEGO, August 8, 2023 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms, today reported financial results for the second quarter ended June 30, 2023, and provided a business update.

“The combination of our positive proof of principle interim clinical data from JANX007 and our ability to secure additional capital gives us confidence to drive forward the next wave of assets from our TRACTr and TRACIr portfolios,” said David Campbell, Ph.D., President and CEO of Janux. “We continue to believe we can leverage our technology to rapidly identify exciting targets, develop differentiated molecules against those targets, and advance those programs into the clinic, creating value for Janux, and more importantly new meaningful therapies for cancer patients.”

RECENT BUSINESS HIGHLIGHTS AND FUTURE MILESTONES:

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Presented positive interim Phase 1 clinical trial data for PSMA-TRACTr JANX007 in prostate cancer in July 2023.
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PSMA-TRACTr clinical data consistent with TRACTr mechanism-of-action
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Meaningful PSA drops coupled with manageable safety and cytokine release syndrome (CRS) profile
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PK exposure demonstrated TRACTr activation with lack of T cell engager (TCE) accumulation
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No significant treatment-emergent anti-drug antibody (ADA) titers observed

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Gross proceeds of approximately $60 million (before deducting underwriting discounts, commissions and other offering expenses) raised in an underwritten offering of common stock and pre-funded warrants in July 2023.
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Janux plans to deploy these funds to advance another program into clinical trials and advance additional preclinical programs

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Strengthened management team with the appointment of Dr. Zachariah (“Zach”) McIver as Vice President, Clinical Development. Zach is a physician-scientist that brings more than 15 years of experience in clinical research and a breadth of experience with bispecific T-cell engagers. Dr. McIver joins Janux after serving as Amgen’s Executive Medical Director, where he led cross-functional teams in the design, implementation, and execution of clinical and correlative study strategies.

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EGFR-TRACTr (JANX008) continues to enroll in first-in-human Phase 1 clinical trial in solid tumors.

SECOND QUARTER 2023 FINANCIAL HIGHLIGHTS:

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Cash and cash equivalents and short-term investments: As of June 30, 2023, Janux reported cash and cash equivalents and short-term investments of $303.3 million compared to $327.0 million at December 31, 2022.

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Research and development expenses: Research and development expenses for the quarter ended June 30, 2023, were $14.9 million compared to $14.1 million for the comparable period in 2022.

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General and administrative expenses: General and administrative expenses for the quarter ended June 30, 2023, were $6.9 million compared to $5.5 million for the comparable period in 2022.

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Net loss: For the quarter ended June 30, 2023, Janux reported a net loss of $17.5 million compared to a net loss of $16.9 million for the comparable period in 2022.

Janux’s TRACTr and TRACIr Pipeline

Janux’s first clinical candidate, JANX007, is a TRACTr that targets PSMA and is being investigated in a Phase 1 clinical trial in adult subjects with metastatic castration-resistant prostate cancer (mCRPC). Janux’s second clinical candidate, JANX008, is a TRACTr that targets EGFR and is being studied in a Phase 1 clinical trial for the treatment of multiple solid cancers including colorectal cancer, squamous cell carcinoma of the head and neck, non-small cell lung cancer, and renal cell carcinoma. Janux is also applying its proprietary technology to develop a TRACTr designed to target TROP2, a clinically validated anti-tumor target that is overexpressed in various cancer types, such as breast, lung, urothelial, endometrial, ovarian, prostate, pancreatic, gastric, colon, head and neck, and glioma. Janux’s TRACIr drug candidate, JANX009, is designed for targeting both the programmed death-ligand 1 (PD-L1) receptor as well as the costimulatory CD28 receptor on T cells and is being investigated in preclinical studies for the treatment of solid tumors. In addition to named programs, Janux is generating a number of unnamed TRACTr and TRACIr programs for potential future development.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing tumor-activated immunotherapies for cancer. Janux’s proprietary technology enabled the development of two distinct bispecific platforms: Tumor Activated T Cell Engagers (TRACTr) and Tumor Activated Immunomodulators (TRACIr). The goal of both platforms is to provide cancer patients with safe and effective therapeutics that direct and guide their immune system to eradicate tumors while minimizing safety concerns. Janux is currently developing a broad pipeline of TRACTr and TRACIr therapeutics directed at several targets to treat solid tumors. Janux has two TRACTr therapeutic candidates in clinical trials, the first targeting PSMA is in development for prostate cancer, and the second targeting EGFR is being developed for colorectal, lung, head and neck, and renal cancers. For more information, please visit www.januxrx.com and follow us on LinkedIn.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned preclinical studies and clinical trials, the timing of and plans for regulatory filings, the potential benefits of Janux’s product candidates and platform technologies, expectations regarding the use of Janux’s platform technologies to generate novel product candidates and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	June 30, 2023	December 31, 2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$33,703	$51,426
Short-term investments	269,586	275,590
Prepaid expenses and other current assets	6,013	5,423
Total current assets	309,302	332,439
Restricted cash	816	816
Property and equipment, net	7,378	7,086
Operating lease right-of-use assets	21,571	22,279
Other long-term assets	2,433	1,390
Total assets	$341,500	$364,010

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,910	$2,159
Accrued liabilities	9,216	8,010
Current portion of deferred revenue	5,340	5,406
Unvested stock liabilities	30	169
Current portion of operating lease liabilities	1,408	763
Total current liabilities	17,904	16,507
Deferred revenue, net of current portion	307	2,221
Operating lease liabilities, net of current portion	23,820	24,542
Total liabilities	42,031	43,270
Total stockholders’ equity	299,469	320,740
Total liabilities and stockholders’ equity	$341,500	$364,010

Janux Therapeutics, Inc.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Collaboration revenue	$1,057	$2,365	$3,105	$3,954
Operating expenses:
Research and development	14,924	14,086	30,789	24,270
General and administrative	6,881	5,540	13,345	10,487
Total operating expenses	21,805	19,626	44,134	34,757
Loss from operations	(20,748)	(17,261)	(41,029)	(30,803)
Total other income	3,240	373	6,062	505
Net loss	$(17,508)	$(16,888)	$(34,967)	$(30,298)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities, net	(321)	(340)	475	(1,637)
Comprehensive loss	$(17,829)	$(17,228)	$(34,492)	$(31,935)
Net loss per common share, basic and diluted	$(0.42)	$(0.41)	$(0.84)	$(0.73)
Weighted-average shares of common stock outstanding, basic and diluted	41,836,238	41,448,743	41,800,304	41,382,481

Contacts

Investors:

Andy Meyer

Janux Therapeutics

ameyer@januxrx.com

(202) 215-2579

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091